Exhibit 32.2

Certification of the Principal Financial and Accounting Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Central Pacific Financial Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange commission on the date hereof (the “Report”), I, Dean K. Hirata, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)                                     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                     The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: May 10, 2005	/s/ Dean K. Hirata
Dean K. Hirata
Executive Vice President and
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.